UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 16, 2010

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

468 NORTH CAMDEN DRIVE, 2nd FLOOR BEVERLY HILLS, CA		90210
(Address of Principal Executive Offices)		(Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On June 16, 2010, MMRGlobal, Inc. (the "Company") filed an amendment to its Amended and Restated Certificate of Incorporation with the Delaware Secretary of State to change its name from "MMR Information Systems, Inc." to "MMRGlobal, Inc." (the "Amendment"). The Company's Board of Directors unanimously approved the Amendment and the Company subsequently included the Amendment as a proposal in the Company's 2010 Proxy Statement. On June 16, 2010, a majority of the Company's stockholders approved the Amendment at the Company's 2010 annual stockholders' meeting.

Following the approval of the Amendment, the Company filed an OTC Equity Issuer Notification Form with the Financial Industry Regulatory Authority ("FINRA") on June 17, 2010. FINRA subsequently approved the name change, effective August 16, 2010. FINRA/OTC Corporate Actions informed the Company that it would not be assigned a new symbol in connection with its name change.　　Accordingly, the Company's symbol will remain "MMRF.OB".

In connection with the name change, the Company changed its CUSIP number to "55314U108".

The name change does not affect any rights of stockholders of the Company. There were no other changes to the Company's Amended and Restated Certificate of Incorporation. A copy of the Amendment to the Amended and Restated Certificate of Incorporation (as filed with the Delaware Secretary of State) was previously filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on June 18, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
August 19, 2010	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer